EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and between
LIBERTY LATIN AMERICA LTD.

and

THE OTHER PARTIES HERETO

____________________________

Dated October 17, 2018

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 17, 2018, by and between Liberty Latin America Ltd.., an exempted Bermuda company limited by shares (the “Company”), and SCPV LEO, L.P., a Delaware limited partnership, SC LEO, L.P., a Delaware limited partnership, SC AIV LEO, L.P., a Delaware limited partnership, Searchlight/SIP Holdco SPV II (TRI), L.P., a Delaware limited partnership, and Searchlight LEO Co-Invest Partners, LP, a Delaware limited partnership (collectively, the “Searchlight Parties”).
RECITALS
WHEREAS, the Company, the Searchlight Parties and LiLAC Ventures Ltd.., a Cayman Islands corporation are parties to that certain Reorganization Agreement, dated October 17, 2018 (the “Reorganization Agreement”), pursuant to which the Searchlight Parties have acquired, and the Company has issued to the Searchlight Parties, 9,500,000 shares (the “Acquired Shares”) of the Company’s Class C common shares, par value $0.01 per share (the “Class C Shares”);
WHEREAS, pursuant to the Reorganization Agreement, the Company has agreed to grant certain registration rights to the Searchlight Parties as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
Section 1.Definitions.
As used in this Agreement, the following terms have the meanings ascribed thereto below.
“Acquired Shares” has the meaning set forth in the recitals of this Agreement.
“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Agreement” has the meaning set forth in the preamble of this Agreement, as it may be amended, supplemented or restated from time to time.
“ASR Eligible” means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.
“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by Law or executive order to be closed.
“Class C Shares” has the meaning set forth in the recitals of this Agreement.
“Common Shares” means the Company’s Class A Common Shares, par value $0.01 per share, Class B Common Shares, par value $0.01 per share, or Class C Shares.
“Company” has the meaning set forth in the preamble of this Agreement.
“Company Registration Rights Indemnitee” has the meaning set forth in Section 9(a)(ii) of this Agreement.
“Contested Claim” has the meaning set forth in Section 9(d)(ii) of this Agreement.
“controlling person” has the meaning set forth in Section 9(a)(i) of this Agreement.
“Damages” means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees, costs of investigation or settlement, other professionals’ and experts’ fees, court or arbitration costs.
“Demand Registration” has the meaning set forth in Section 2(a)(i) of this Agreement.
“Demand Registration Request” has the meaning set forth in Section 2(a)(i) of this Agreement.
“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.
“Effectiveness Period” has the meaning set forth in Section 5(b) of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act.
“Law” means any applicable law, statute, constitution, principal of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental authority.
“Notice of Reg Rights Claim” has the meaning set forth in Section 9(b)(i) of this Agreement.
“Permitted Transferee” has the meaning set forth in Section 11 of this Agreement.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint stock company, trust, unincorporated organization or other entity or government or agency or political subdivision thereof.
“Piggyback Registration” has the meaning set forth in Section 2(b) of this Agreement.
“Piggyback Registration Filing” has the meaning set forth in Section 2(b) of this Agreement.
“Piggyback Registration Request” has the meaning set forth in Section 2(b) of this Agreement.
“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
“Reg Rights Claim” has the meaning set forth in Section 9(b)(i) of this Agreement.
“Reg Rights Indemnified Person” has the meaning set forth in Section 9(b)(i) of this Agreement.
“Reg Rights Indemnifying Person” has the meaning set forth in Section 9(b)(i) of this Agreement.
“Registration Rights Indemnitee” has the meaning set forth in Section 9(a)(i) of this Agreement.
“Registrable Date” means October 17, 2019
“Registrable Securities” means the Acquired Shares delivered to the Searchlight Parties pursuant to the Reorganization Agreement (as adjusted for stock splits, dividends, distributions, combinations, recapitalizations, exchange or readjustment of such shares after the date hereof); provided that any such shares will cease to be Registrable Securities upon the earliest to occur of the following (i) they are sold pursuant to a Registration Statement (including in connection with any Piggyback Registration Filing) or (ii) they have otherwise been sold, transferred or disposed of by a Searchlight Party other than to a Permitted Transferee. In addition, each of the Searchlight Parties will cease to have rights to require registration of any Registrable Securities held by that Searchlight Party on the earlier of (x) the date on which such Searchlight Party is no longer an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company and such Registrable Securities may be sold pursuant to Rule 144 without any volume, manner of sale or other limitations or conditions (including without having to comply with the “current public information” requirement) and no longer bear legends restricting the transfer thereof and (y) the fifth anniversary of the date hereof.
“Registration Expenses” means (i) (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all costs, fees and expenses incurred by the Company in filing a Registration Statement, including all registration and filing fees, fees and disbursements of counsel for the Company, SEC, stock exchange or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or “blue sky” Laws, listing application fees, printing, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company’s internal expenses, the expense of any annual audit or quarterly review, the expenses (including premiums) of any liability or other insurance, the expenses and fees for listing the securities to be registered on each securities exchange on which the Class C Shares are then listed and all other costs, fees and expenses incident to the registration of the Registrable Securities; provided, that the term “Registration Expenses” does not include, and the Company shall not be responsible for, Selling Expenses.
“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
“Reorganization Agreement” has the meaning set forth in the recitals of this Agreement.
“Requesting Demand Shareholders” has the meaning set forth in Section 2(c) of this Agreement.
“Requesting Piggyback Shareholders” has the meaning set forth in Section 2(b) of this Agreement.
“Searchlight Parties” has the meaning set forth in the preamble of this Agreement.
“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Expenses” means all underwriter discounts, selling commissions, stock transfer taxes and any fees and expenses of counsel to the Searchlight Parties applicable to the sale of Registrable Securities.
“Selling Searchlight Party” means a Searchlight Party who is selling Registrable Securities pursuant to a Registration Statement.
“settlement” and “settle” have the meanings set forth in Section 9(c)(iv) of this Agreement.
“Suspension Period” has the meaning set forth in Section 4 of this Agreement.
“Third-Party Reg Rights Claim” means an action brought or threatened (whether orally or in writing) by a third party against any Reg Rights Indemnified Person.
“Underwriter Cutback” has the meaning set forth in Section 2(a)(iii) of this Agreement.
“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act
Section 2.    Registration Rights.
(a)    Demand Registrations.
(i)    Demand Registration Requests. Subject to the terms and conditions of this Agreement, any of the Searchlight Parties may, by providing written notice to the Company, which may be a joint written notice from more than one of the Searchlight Parties (a “Demand Registration Request”), request that it or they sell all or a portion of the Registrable Securities held by such Selling Searchlight Parties pursuant to a Registration Statement to become effective on or as promptly as reasonably practicable after the Registrable Date in the manner specified in such notice (it being understood that such Demand Registration Request may be made prior to the Registrable Date but in no event prior to April 1, 2019), provided that the aggregate offering price for all such Registrable Securities to be sold by the Selling Searchlight Parties, collectively, as such amount is determined on the cover page of the Registration Statement, shall not be less than $50,000,000 (a “Demand Registration”). Each Demand Registration Request shall specify the number of Registrable Securities intended to be registered for offer and sale by the Selling Searchlight Parties, collectively, pursuant to the Demand Registration and the intended method of disposition thereof, including whether the registration requested is for (x) an underwritten offering and/or (y) the offering and sale of the Registrable Securities by the Selling Searchlight Parties on a delayed or continuous basis pursuant to Rule 415 (a “Resale Shelf Registration Statement”). A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or any similar short-form registration to the extent the Company is permitted to use such form at such time. If the Company is then ASR Eligible, the Company shall use commercially reasonable efforts to cause the Registration Statement to be an ASRS containing a Prospectus naming the Selling Searchlight Parties as selling shareholders. After receipt of a Demand Registration Request, the Company shall, to the extent permitted by applicable Law, cause to be included in a Registration Statement, which shall be filed with the SEC as promptly as reasonably practicable, all Registrable Securities that have been requested to be registered in the Demand Registration Request. The Company shall use commercially reasonable efforts to cause any Registration Statement filed pursuant to this Section 2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as reasonably practicable after the filing thereof.
(ii)    Number of Demand Registrations. The Searchlight Parties, collectively, shall have the right to request a total of two (2) Demand Registrations pursuant to this Section 2(a); provided, that the Company shall not be obligated to effect more than one Registration Statement pursuant to this Section 2(a) in any one hundred eighty (180)-day period; provided, further, that such obligation shall be deemed satisfied only when a Registration Statement covering all shares of Registrable Securities specified in a Demand Registration Request shall have become effective and (A) if the method of disposition thereof is a firm commitment underwritten public offering, all such shares (less any reduced due to an Underwriter Cutback) shall have been sold pursuant thereto and (B) in any other case, such Registration Statement shall have remained effective for the Effectiveness Period. The Selling Searchlight Parties that made the applicable Demand Registration Request may jointly revoke the Demand Registration Request prior to the effective date of the corresponding Registration Statement; provided, that such request shall count as one of the Searchlight Parties’ requests for a Demand Registration unless the Searchlight Parties reimburse the Company for all Registration Expenses incurred by the Company relating to such Registration Statement; provided, further, if the Selling Searchlight Parties jointly notify the Company in writing that they revoke their request for a Demand Registration within one (1) Business Day after notice in writing has been received by the Searchlight Parties that the number of Registrable Securities they had requested to be included in such Registration Statement is to be reduced pursuant to an Underwriter Cutback, (1) such request shall not count as one of the requests for a Demand Registration and (2) the Searchlight Parties will not be obligated to reimburse the Company for any of its Registration Expenses relating to such Registration Statement.
(iii)    Inclusion of other Securities; Priority. The Company shall be entitled to include in any Registration Statement requested pursuant to this Section 2(a) Common Shares to be sold by the Company for its own account or for the account of one or more holders of Common Shares other than the Searchlight Parties (“Requesting Demand Shareholders”). If a Demand Registration is an underwritten offering and the managing underwriter shall advise that, in its opinion, the number of shares requested to be included in the underwritten offering would adversely affect the pricing, timing, marketing or distribution of the Common Shares to be sold in such offering, then the number of shares to be included in such underwritten offering will be reduced (an “Underwriter Cutback”), with the shares to be included in such offering based on the following priority: (i) first, the number of Registrable Securities requested to be included by the Selling Searchlight Parties, on a pro rata basis (based on the number of Registrable Securities owned by each of the Selling Searchlight Parties), up to the number that, in the opinion of the managing underwriter, would not adversely affect the pricing, timing, marketing or distribution of the Common Shares to be sold in the offering; (ii) second, in addition to shares included pursuant to the preceding clause (i), the number of Common Shares requested to be included by the Company up to the number that, in the opinion of the managing underwriter, would not adversely affect the pricing, timing, marketing or distribution of the Common Shares to be sold in the offering and (iii) third, in addition to shares included pursuant to the preceding clauses (i) and (ii), the number of Common Shares requested to be included by the Requesting Demand Shareholders, on a pro rata basis (based on the number of Common Shares owned by each of the Requesting Demand Shareholders), up to the number that, in the opinion of the managing underwriter, would not adversely affect the pricing, timing, marketing or distribution of the Common Shares to be sold in the offering.
(b)    Piggyback Registrations. Subject to the terms and conditions of this Agreement, if the Company at any time (other than pursuant to Section 2(a)) proposes to file (x) a Registration Statement to register any Common Shares under the Securities Act, whether for its own account or for the account of one or more holders of Common Shares other than the Searchlight Parties (the “Requesting Piggyback Shareholders”) or both (except with respect to a registration statement (i) for an offering that will be completed prior to the Registrable Date in which the Searchlight Parties would be prohibited from selling any Registrable Securities by Section 5.04 of the Reorganization Agreement or (ii) on Form S-4, S-8 or another form in connection with any dividend reinvestment or similar plan, or for the purpose of offering securities to be delivered as consideration in a business combination) or (y) following the Registrable Date, a prospectus supplement relating to the sale of Common Shares by the Company or any Requesting Piggyback Shareholders pursuant to an effective ASRS, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which the Searchlight Parties may participate in such offering without the filing of a post-effective amendment, and in the case of clause (y), for the sale of Common Shares by the Company or Requesting Piggyback Shareholders (any filing to be made under clause (x) or (y), a “Piggyback Registration Filing”), the Company will give prompt written notice to the Searchlight Parties of its intention to do so (such notice to be given not less than ten (10) Business Days prior to the anticipated filing date of the related filing or, in the case of any overnight or bought underwritten offering, twenty-four (24) hours prior to the anticipated filing date).  Upon the written request of any of the Searchlight Parties, which may be a joint written request from more than one of the Searchlight Parties, received by the Company within ten (10) Business Days after the giving of any such notice by the Company or, in the case of any overnight or bought underwritten offering, within twenty-four (24) hours after the giving of any such notice by the Company, to include Registrable Securities of the Searchlight Parties in the Piggyback Registration Filing (a “Piggyback Registration Request”), the Company will use commercially reasonable efforts to cause the Registrable Securities of the Searchlight Parties as to which inclusion shall have been so requested to be included in the Piggyback Registration Filing, all to the extent required to permit the sale or other disposition by the Searchlight Parties of such Registrable Securities so registered (a “Piggyback Registration”), provided, that the Searchlight Parties shall not be entitled to include any Registrable Securities on a Piggyback Registration Filing unless the aggregate offering price for such Registrable Securities to be offered by the Searchlight Parties, collectively, as such amount would be determined on the cover page of an applicable Registration Statement on the filing date of such Piggyback Registration Filing, is at least $25,000,000. If no Piggyback Registration Request is received within the specified time, the Searchlight Parties shall have no further right to participate in such offering (for the avoidance of doubt, if the offering is pursuant to a shelf Registration Statement, this sentence shall not preclude participation in any future offering thereunder). The Selling Searchlight Parties shall be entitled to sell the Registrable Securities included in a Piggyback Registration Filing in accordance with the method of distribution requested by the Selling Searchlight Parties; provided, if the Piggyback Registration Filing relates to an underwritten offering, then (i) the Company shall be entitled to select the underwriters in its sole discretion and (ii) the Selling Searchlight Parties must sell all Registrable Securities included on the Piggyback Registration Filing in such underwritten offering pursuant to an underwriting agreement on the same terms and conditions as those applicable to the Company and the Requesting Piggyback Shareholders, if any (including any applicable lock-up provision restricting sales, transfers or dispositions of Common Shares, and without regard for the proviso in Section 5(c)). In the case of an underwritten offering, if the managing underwriter shall advise that, in its opinion, an Underwriter Cutback is required, then the shares to be included in such underwritten offering will be based on the following priority: (i) first, the number of Common Shares the Company seeks to include, up to the number that, in the opinion of the managing underwriter, would not adversely affect the pricing, timing, marketing or distribution of the Common Shares to be sold in the offering; (ii) second, in addition to shares included pursuant to the preceding clause (i), the number of Registrable Securities requested to be included by the Selling Searchlight Parties and Common Shares requested to be included by the Requesting Piggyback Shareholders, on a pro rata basis (based on the number of Common Shares owned by each of such Persons), up to the number that, in the opinion of the managing underwriter, would not adversely affect the pricing, timing, marketing or distribution of the Common Shares to be sold in the offering. The Company may withdraw a Piggyback Registration Filing prior to any sales being made pursuant to the Piggyback Registration Filing, in which case the Company shall be relieved of its obligation to register the Registrable Securities solely with respect to such withdrawn Piggyback Registration Filing, and shall not be required to keep a Registration Statement related to the offering effective for longer than the period contemplated by the intended manner of distribution for the shares to be sold by the Company and any Requesting Shareholders described in the Prospectus included in the related Registration Statement. For the avoidance of doubt, no Piggyback Registration shall count toward the number of requests for a Demand Registration that the Selling Searchlight Parties are entitled to make pursuant to Section 2(a).
(c)    Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
Section 3.    Expenses.
Except as specifically provided herein, all Registration Expenses incurred in connection with the registration of the Registrable Securities shall be borne by the Company, and all Selling Expenses shall be borne by the Selling Searchlight Parties. Except as otherwise provided by this Agreement, the Company shall not be responsible for professional fees (including legal fees) incurred by the Searchlight Parties in connection with the exercise of the Searchlight Parties’ rights hereunder.
Section 4.    Suspensions.
Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing prior written notice to the Selling Searchlight Parties, to delay the filing or effectiveness of any Registration Statement or require the Selling Searchlight Parties to suspend the use of any Prospectus for sales of Registrable Securities under an effective Registration Statement, from time to time, for a period of time not to exceed one hundred twenty (120) days in the aggregate in any twelve (12)‑month period (a “Suspension Period”), if the Board of Directors of the Company (or the executive committee thereof) determines in its good faith judgment that such filing, effectiveness or use would (A) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company that would materially interfere with such transaction or negotiations, (B) require the public disclosure of some material non-public event that the Company has a bona fide business purpose for keeping confidential and the public disclosure of which would be materially detrimental to the Company or (C) materially interfere with the Company’s ability to consummate a financing or acquisition (including a securities offering the Company is conducting or actively pursuing with anticipated offering proceeds of at least $75,000,000 (other than in connection with any at-the-market offering or similar continuous offering program)), provided, that, if at the time of receipt of such notice the Selling Searchlight Parties shall have sold Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) pursuant to an effective Registration Statement, then the Company shall use its best efforts to take such action as is necessary to eliminate any restriction imposed by federal securities Laws on the timely delivery of such shares. Promptly, upon receipt of such notice, the Selling Searchlight Parties shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until such Suspension Period is terminated. The Company agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify the Selling Searchlight Parties of such termination. After the expiration of any Suspension Period in the case of an effective Registration Statement, and without any further request from the Selling Searchlight Parties, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If a Suspension Period occurs during the Effectiveness Period for a Registration Statement, such Effectiveness Period shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Securities is suspended under this Section 4. If the Company notifies the Selling Searchlight Parties of a Suspension Period with respect to a Registration Statement requested pursuant to Section 2(a) that has not yet been filed or declared effective, (A) the Selling Searchlight Parties may by notice to the Company withdraw such request without such request counting as a Demand Registration Request and (B) the Selling Searchlight Parties will be not obligated to reimburse the Company for Registration Expenses.
Section 5.    Procedures for Registration.
(a)    If and whenever the Company is required by this Agreement to use commercially reasonable efforts to include any Registrable Securities in a Registration Statement or Prospectus under the Securities Act, the Company will, as applicable:
(i)    Prepare and promptly file with the SEC a Registration Statement with respect to such securities, make all required filings in connection therewith and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable thereafter and remain effective for the period of the distribution contemplated thereby (but in no event longer than the Effectiveness Period);
(ii)    Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the Prospectus used in connection therewith as may (A) be reasonably requested by any Selling Searchlight Party or (B) necessary to keep such Registration Statement effective for the period specified in paragraph (i) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the Selling Searchlight Parties’ intended method of disposition set forth in such Registration Statement for such period;
(iii)    Furnish to the Selling Searchlight Parties and any underwriters (without charge) such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;
(iv)    Use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Selling Searchlight Parties or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;
(v)    Use commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Class C Shares are then listed;
(vi)    Use commercially reasonable efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other Governmental Entities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable each Selling Searchlight Party participating in the registration to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;
(vii)    Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
(viii)    Immediately notify the Selling Searchlight Parties, at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence or happening of any event as a result of which the Prospectus contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Selling Searchlight Parties prepare and furnish to the Selling Searchlight Parties a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(ix)    If the offering is underwritten and at the request of the Selling Searchlight Parties, use commercially reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale: (A) a written opinion of counsel to the Company, dated such date, addressed to the underwriters and to the Selling Searchlight Parties, covering such matters as are typically included in an opinion to underwriters for a comparable secondary transaction, including, without limitation, stating that such Registration Statement has become effective under the Securities Act and that (1) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (2) the Registration Statement, the related Prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or financial or statistical data contained therein) and (B) a letter dated such date from the independent public accountants retained by the Company (and brought down to the closing under the underwriting agreement), addressed to the underwriters and to the Selling Searchlight Parties, stating that the independent public accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with a comparable secondary transaction, including, without limitation, that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the Prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) Business Days prior to the date of such letter) with respect to such registration as such underwriters or the Selling Searchlight Parties may reasonably may request;
(x)    in the case of an underwritten offering of Registrable Securities, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the managing underwriter(s) of such offering reasonably requests;
(xi)    In the case of an underwritten offering of Registrable Securities, promptly incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s), the purchase price for the securities to be paid by the underwriters and any other applicable terms of such underwritten offering (and the Selling Searchlight Parties shall promptly supply any such information within their possession), and promptly make all reasonably required filings of such supplement or post-effective amendment;
(xii)    Promptly notify each Selling Searchlight Party participating in the registration and the managing underwriters of any underwritten offering:
(i)    each time when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;
(ii)    of any oral or written comments by the SEC or of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Selling Searchlight Party;
(iii)    of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and
(iv)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky Laws of any jurisdiction;
(xiii)    Use commercially reasonable efforts to cooperate with the Selling Searchlight Parties in the disposition of the Registrable Securities covered by such Registration Statement; provided, that the officers of the Company shall not be required to dedicate any amount of time to any roadshow;
(xiv)    Not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Selling Searchlight Party covered thereby by name or otherwise identifies such Selling Searchlight Party as the holder of any securities of Parent without the consent of such Selling Searchlight Party (such consent not to be unreasonably withheld, conditioned or delayed), unless and to the extent such disclosure is required by Law;
(xv)    In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Selling Searchlight Parties or their legal counsel; participate in and make documents available for the Selling Searchlight Parties and the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (A) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (B) the Company may in its reasonable discretion restrict access to competitively sensitive or legally privileged documents or information;
(xvi)    Cooperate with the Selling Searchlight Parties and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(xvii)    Use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use reasonable best efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Selling Searchlight Parties of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;
(xviii)    Use commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC;
(xix)    Cooperate with the Selling Searchlight Parties and the underwriters to facilitate the removal of any restrictive legends attached to any Registrable Securities; and
(xx)    Otherwise use commercially reasonable efforts to take or cause to be taken all other actions reasonably necessary to effect the registration and sale of such Registrable Securities contemplated by this Agreement.
(b)    For purposes of Section 5(a)(i), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter participating in the offering has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities pursuant to a Registration Statement for any other manner of distribution shall be deemed to extend until the earlier of (i) the sale of all Registrable Securities covered thereby and (ii) (x) in the case of a Registration Statement that is not a Resale Shelf Registration Statement, ninety (90) days after the effective date thereof, (y) in the case of a Resale Shelf Registration Statement on Form S-1, 12 months after the effective date thereof, and (z) in the case of a Resale Shelf Registration Statement on any other form, 24 months after the effective date thereof (such period, including any extension pursuant to Section 4 or Section 6 of this Agreement, the “Effectiveness Period”).
(c)    In connection with each underwritten public offering hereunder that includes Registrable Securities, if the underwriters so request, each Selling Searchlight Party participating in the underwritten public offering agrees to enter into a customary letter agreement with underwriters providing that such Selling Searchlight Party will not effect any public sale or distribution of Registrable Securities during the sixty (60) calendar day period beginning on the date of a Prospectus or prospectus supplement filed with the SEC with respect to the pricing of such underwritten public offering; provided, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) in the case of any Demand Registration, the Selling Searchlight Parties shall not be required to enter in any agreement that restricts their ability to pledge Registrable Securities in accordance with Section 5.04(b) of the Reorganization Agreement.
Section 6.    Suspension of Sales.
Upon receipt of notice from the Company pursuant to Section 5(a)(viii), the Searchlight Parties shall use their reasonable best efforts to as promptly as possible discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement and Prospectus relating thereto until the Searchlight Parties (i) have received copies of a supplemented or amended Prospectus or prospectus supplement pursuant to Section 5(a)(viii) or (ii) is advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Searchlight Parties shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Searchlight Parties’ possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice with regards to any Registration Statement requested pursuant to Section 2(a), (A), if such Registration Statement is already effective, the Effectiveness Period in respect of such Registration Statement shall be extended by the number of days during the period from and including the date such notice is given by the Company to the date when the Company shall have (1) made available to the Searchlight Parties a supplemented or amended Prospectus or prospectus supplement pursuant to Section 5(a)(viii) or (2) advised the Searchlight Parties in writing that the use of the Prospectus and, if applicable, prospectus supplement may be resumed and (B), if such Registration Statement is not yet effective, the Selling Searchlight Parties shall be entitled to withdraw such Demand Registration Request and, if they do so, such Demand Registration Request shall not count against the limitation on the number of such Demand Registration Requests set forth in Section 2(a).
Section 7.    Free Writing Prospectuses.
The Searchlight Parties shall not use any Free Writing Prospectus in connection with the sale of Registrable Securities without the prior written consent of the Company.
Section 8.    Information.
It shall be a condition precedent to the Company’s obligation to file a Registration Statement or any prospectus supplement with the SEC that the Searchlight Parties shall first furnish to the Company such information regarding the Searchlight Parties, the Registrable Securities held by the Searchlight Parties, the intended method of disposition of such securities and such further information as shall be reasonably requested by the Company to effect the registered offering of the Registrable Securities under the Securities Act and to assure compliance with federal and applicable state securities Laws.
Section 9.    Indemnification.
(a)    Indemnification Rights.
(i)    In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each of the Selling Searchlight Parties thereunder and each Person, if any, that controls each of the Selling Searchlight Parties within the meaning of Section 15 of the Securities Act (each a “controlling person”) and the respective officers, directors, managers, employees, agents, stockholders, partners, members and Affiliates of each of the Selling Searchlight Parties and each controlling person (each, a “Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages, joint or several, directly or indirectly caused by, relating to, arising out of, based upon or in connection with (A) any untrue statement of material fact contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, in each case, related to the registration of such Registrable Securities or (B) any omission to state in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, in each case, related to the registration of such Registrable Securities, any material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any Prospectus, in the light of the circumstances under which a statement is made); provided, that the Company shall not be liable to such Registration Rights Indemnitee to the extent that any such Damages are directly caused by an untrue statement or omission made in such Disclosure Package, Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in each case, related to the registration of such Registrable Securities, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Searchlight Parties expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.
(ii)    Each Selling Searchlight Party agrees severally and not jointly to indemnify the Company and its officers and directors and each Person, if any, that controls the Company (each, a “Company Registration Rights Indemnitee”), against any and all Damages directly caused by any untrue statement of material fact contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or any amendments or supplements thereto, in each case, related to the registration of such Selling Searchlight Party’s Registrable Securities, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any Prospectus, in the light of the circumstances under which a statement is made), in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Searchlight Party expressly for use therein.
(iii)    If the indemnification provided for in Section 9(a)(i) or (ii) is unavailable to a Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold the Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or each Selling Searchlight Party, as applicable, in lieu of indemnifying such Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnitee or the Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or such Selling Searchlight Party, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or such Selling Searchlight Party, as applicable, on the one hand, and of the Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by or on behalf of the Company or by or on behalf of the Searchlight Parties, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Selling Searchlight Party agree that it would not be just and equitable if contribution pursuant to this Section 9(a)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9(a)(iii). In no event shall the amount which a Searchlight Party may be obligated to contribute pursuant to this Section 9(a)(iii) exceed an amount by which the net proceeds (after deducting its portion of Selling Expenses) actually received by any Searchlight Party in the sale of Registrable Securities that gives rise to such obligation to contribute exceed the amount of any Damages which such Searchlight Party has otherwise been required to pay by reason of such untrue statement or omission. No Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from the Company or such Selling Searchlight Party, as applicable, if the Company or such Selling Searchlight Party, as applicable, were not guilty of such fraudulent misrepresentation.
(b)    Notice of Reg Rights Claim.
(i)    As used in this Agreement, the term “Reg Rights Claim” means a claim for indemnification by any Company Registration Rights Indemnitee or any Registration Rights Indemnitee, as the case may be, for Damages under Section 9(a) (such Person making a Reg Rights Claim, a “Reg Rights Indemnified Person”). A Company Registration Rights Indemnitee or a Registration Rights Indemnitee shall give notice of a Reg Rights Claim under this Agreement (and in the case of a Registration Rights Indemnitee whether for its own Damages or for Damages incurred by any other Registration Rights Indemnitee) pursuant to a written notice of such Reg Rights Claim executed by the Company or the applicable Selling Searchlight Party, as applicable (a “Notice of Reg Rights Claim”), and delivered to the other of them (such receiving party, the “Reg Rights Indemnifying Person”), within ten (10) days after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification under Section 9(b), arising out of or resulting from any item indemnified pursuant to the terms of Section 9(a)(i) or Section 9(a)(ii); provided, that, the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Reg Rights Claim is materially and adversely prejudiced thereby.
(ii)    Each Notice of Reg Rights Claim shall: (A) state that the Reg Rights Indemnified Person has incurred or paid Damages in an aggregate stated amount (where practicable) arising from such Reg Rights Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person under Section 9(a)); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person), of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person’s good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).
(iii)    Following delivery of the Notice of Reg Rights Claim (or at the same time if the Reg Rights Indemnified Person so elects) the Reg Rights Indemnified Person shall deliver copies of any demand or complaint, and, to the extent then known: the amount of Damages, the date each such item was incurred or paid, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.
(c)    Defense of Third Party Reg Rights Claims.
(i)    Subject to the provisions hereof, the Reg Rights Indemnifying Person on behalf of the Reg Rights Indemnified Person shall have the right to elect to defend and control the defense of any Third-Party Reg Rights Claim, and which such right is exercisable by giving written notice to the Reg Rights Indemnified Person as promptly as reasonably practicable after receipt of written notice from such Reg Rights Indemnified Person of such Third-Party Reg Rights Claim, and, as provided by Section 9(d), the costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person. The Reg Rights Indemnified Person (unless it is controlling the Third-Party Reg Rights Claim in accordance with this Section 9(c)) may participate, through counsel of its own choice and, except as provided herein (including if the Reg Rights Indemnifying Person is not entitled to assume and control the defense in accordance with Section 9(c)(ii)), at its own expense, in the defense of any Third Party Reg Rights Claim.
(ii)    The Reg Rights Indemnifying Person shall be entitled to assume the control and defense thereof utilizing legal counsel reasonably acceptable to the Reg Rights Indemnified Person; provided, that the Reg Rights Indemnifying Person shall not be entitled to assume control of such defense if (A) the claim for indemnification relates to or arises in connection with any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to such claim, in the opinion of counsel to such Reg Rights Indemnified Person or (D) the Reg Rights Indemnifying Person has elected not to defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 9(c).
(iii)    Any party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof; (B) as promptly as reasonably practicable, submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith; (C) permit the other parties and their counsel to confer on the conduct of the defense thereof; and (D) permit the other parties and their counsel an opportunity to review all documents to be submitted prior to their submission. The Company and the applicable Selling Searchlight Party will render to the other party such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other party in connection therewith; provided, however, that notwithstanding anything to the contrary in this Agreement, no party shall be required to disclose any information to the other party or its counsel, accountants or representatives, if doing so would be reasonably expected to violate any Law to which such Person is subject or could jeopardize (in the reasonable discretion of the disclosing party in consultation with counsel) any attorney-client privilege available with respect to such information.
(iv)    If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 9(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person’s behalf without the consent of the Reg Rights Indemnified Person; provided, that (A) such settlement does not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates and (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Registration Rights Indemnitee) from all Liabilities with respect to such Third-Party Reg Rights Claim, without prejudice. If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 9(c), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed). No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim to the extent indemnified in Section 9(c); provided, that such settlement is effected in accordance with this Section 9(c). As used in this Section 9(c)(iv), the term “settlement” refers to any consensual resolution of the claim in question, including by consent, decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term “settle” has a corresponding meaning.
(d)    Resolution of Claims. Each Notice of Reg Rights Claim given by Reg Rights Indemnified Person shall be resolved as follows:
(i)    Admitted Claims. If, within twenty (20) Business Days after a Notice of Reg Rights Claim is delivered to the Reg Rights Indemnifying Person, the Reg Rights Indemnifying Person agrees in writing that liability for such Claim is indemnified under Section 9(a)(i) or Section 9(a)(ii), as applicable, the full amount of the Damages specified in the Notice of Reg Rights Claim is agreed to, and that such Notice of Reg Rights Claim is timely, the Reg Rights Indemnifying Person shall be conclusively deemed to have consented to the recovery by the Reg Rights Indemnified Person of the full amount of Damages specified in the Notice of Reg Rights Claim; provided, that, to the extent the full amount of Damages is not known at the time such Notice of Reg Rights Claim is delivered, payment by the Reg Rights Indemnifying Person under this Section 9(d) with respect to any speculative Damages shall not be due until the actual amount of such Damages is known.
(ii)    Contested Claims. If the Reg Rights Indemnifying Person does not so agree in writing to such Notice of Reg Rights Claim or gives the Reg Rights Indemnified Person written notice contesting all or any portion of a Notice of Reg Rights Claim (a “Contested Claim”) within the twenty (20) Business Day period specified in Section 9(b)(i), then such Contested Claim shall be resolved by a written settlement agreement executed by the Company and the applicable Selling Searchlight Party, unless such Contested Claim (A) is subject to a proceeding to be resolved pursuant to Section 16 or (B) includes a Third-Party Reg Rights Claim, in which case such Third-Party Reg Rights Claim shall be resolved pursuant to Section 9(c).
Section 10.    Rule 144.
With a view to making available to the Searchlight Parties the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to: (a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the Registrable Date; (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and submit electronically every interactive data file required to be submitted pursuant to Rule 405 under the Securities Act; (c) so long as the Searchlight Parties own any Registrable Securities, (i) furnish to the Searchlight Parties forthwith upon request: a written statement by the Company as to its compliance with the reporting and submission requirements of Rule 144 under the Securities Act; and, unless otherwise available via the SEC’s EDGAR filing system, a copy of the most recent annual or quarterly report of the Company and (ii) take such actions and provide any reports and documents as the Searchlight Parties may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any Registrable Securities without registration.
Section 11.    Assignment.
This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and permitted assigns. The Company shall not assign this Agreement, nor any right, benefit, remedy or obligation hereunder, without the prior written consent of the Searchlight Parties. The Searchlight Parties shall not assign this Agreement, nor any right, benefit, remedy or obligation hereunder, without the prior written consent of the Company, except that each of the Searchlight Parties shall be permitted, without the consent of Company, to assign its rights and obligations hereunder to (i) any Affiliate thereof to whom such Searchlight Party sells or otherwise transfers Registrable Securities or (ii) any Person to which such Searchlight Party sells or otherwise transfers at least 2,000,000 or more Registrable Securities or such lesser amount if it constitutes the remaining holdings of such Searchlight Party; provided, that such sale or transfer is in accordance with Section 5.04 of the Reorganization Agreement and that a Permitted Transferee shall execute and deliver to the Company a counterpart to this Agreement in the form attached hereto as Exhibit A (any Person described in (i) or (ii), a “Permitted Transferee”). Upon execution and delivery of such counterpart, the Permitted Transferee shall have the same rights and benefits of, and shall be subject to the same restrictions contained in, this Agreement as those applicable to the Searchlight Parties at the time of such execution and delivery. If the Searchlight Parties continue to own Registrable Securities following a Permitted Transferee becoming a party to this Agreement, then the Searchlight Parties and all Permitted Transferees shall have no greater rights collectively than the Searchlight Parties had individually pursuant to this Agreement.
Section 12.    Entire Agreement.
This Agreement, together with the Reorganization Agreement, constitutes the entire agreement between the parties hereto with respect to the registration rights to be provided to the Searchlight Parties and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, in each case, with respect to the subject matter hereof.
Section 13.    Termination.
This Agreement (other than Section 3, Section 9, Section 14, Section 15, Section 16, Section 18, Section 19, Section 20, Section 21 and Section 23 and, except where there are no longer any Registrable Securities as a result of clause (y) of the last sentence of the definition of “Registrable Securities”, Section 10) will terminate on the date on which there are no longer any Registrable Securities.
Section 14.    Notices.
Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (A) when delivered in person, (B) upon transmission by electronic mail (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail), (C) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (D) on the next Business Day if transmitted by national overnight courier, in each case as follows:
If to the Company:
Liberty Latin America Ltd.
1550 Wewatta Street, Suite 710
Denver, CO 80202
Attention: John Winter, Chief Legal Officer
Email: jwinter@lla.com
with a copy (which shall not constitute notice) to:
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112-4498
Attention: Jonathan Gordon
Email: jonathan.gordon@bakerbotts.com
If to the Searchlight Parties:
c/o Searchlight Capital Partners, L.P.
745 Fifth Avenue, 27th Floor
New York, New York 10151
Attention: Nadir Nurmohamed & Christopher Cruz
Email: nnurmohamed@searchlightcap.com & ccruz@searchlightcap.com with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
        51 West 57th Street
        New York, NY 10019
        Attention: Steven A. Cohen & Victor Goldfeld
        E-mail: sacohen@wlrk.com & vgoldfeld@wlrk.com

Section 15.    Governing Law.
This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.
Section 16.    Jurisdiction and Venue.
The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this Agreement or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND ACKNOWLEDGMENTS IN THIS SECTION 16.
Section 17.    Counterparts and Signature.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by electronic mail transmission.
Section 18.    Amendments and Waivers.
(a)    No failure or delay on the part of the Company or the Searchlight Parties in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
(b)    The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by the party against whom it shall be enforced.
Section 19.    Interpretation.
When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
Section 20.    No Third-Party Beneficiaries.
This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto; provided, each Registration Rights Indemnitee and Company Registration Rights Indemnitee is an express third-party beneficiary of this Agreement with respect to the provisions of Section 9 and is entitled to enforce the provisions thereof.
Section 21.    Fees and Expenses.
Subject to Section 3, all fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
Section 22.    Severability.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be completed as originally contemplated to the fullest extent possible.
Section 23.    Equitable Remedies.
Neither rescission, set-off nor reformation of this Agreement shall be available as a remedy to any of the parties hereto. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled, and each party hereby consents, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms hereof, without bonds or other security being required, in addition to any other remedies at Law or in equity. In the event that a party institutes any suit or action under this Agreement, including for specific performance or injunctive relief pursuant to this Section 23, the prevailing party in such proceeding shall be entitled to receive the costs incurred thereby in conducting the suit or action, including reasonable attorneys’ fees and expenses.

[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LIBERTY LATIN AMERICA LTD.

By:	/s/ John Winter
	Name:	John Winter
	Title:	Senior Vice President & Chief Legal Officer

SCPV LEO, L.P.
By: Searchlight Capital Partners GP, L.P., its general partner
By: Searchlight Capital Partners GP, LLC, its general partner

_/s/ Andrew Frey___________________
Name: Andrew Frey
Title: Authorized Person
SC LEO, L.P.
By: Searchlight Capital Partners GP, L.P., its general partner
By: Searchlight Capital Partners GP, LLC, its general partner

_/s/ Andrew Frey___________________
Name: Andrew Frey
Title: Authorized Person
SC AIV LEO, L.P.
By: Searchlight Capital Partners GP, L.P., its general partner
By: Searchlight Capital Partners GP, LLC, its general partner

_/s/ Andrew Frey___________________
Name: Andrew Frey
Title: Authorized Person
SEARCHLIGHT/SIP HOLDCO SPV II (TRI), L.P.
By: Searchlight Capital Partners GP, L.P., its general partner
By: Searchlight Capital Partners GP, LLC, its general partner

_/s/ Andrew Frey___________________
Name: Andrew Frey
Title: Authorized Person
SEARCHLIGHT LEO CO-INVEST PARTNERS, LP
By: Searchlight Capital Partners GP, L.P., its general partner
By: Searchlight Capital Partners GP, LLC, its general partner

_/s/ Andrew Frey___________________
Name: Andrew Frey
Title: Authorized Person

EXHIBIT A
Form of Agreement Counterpart For A Permitted Transferee
Agreement Counterpart for Permitted Transferee (this “Agreement”), dated the date indicated below (the “Effective Date”), between [●] (the “Transferor”) and the Permitted Transferee named below.
Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”) made and entered into as of October 17, 2018, by and between Liberty Latin America Ltd., an exempted Bermuda company limited by shares (the “Company”), and SCPV LEO, L.P., a Delaware limited partnership, SC LEO, L.P., a Delaware limited partnership, SC AIV LEO, L.P., a Delaware limited partnership, Searchlight/SIP Holdco SPV II (TRI), L.P., a Delaware limited partnership, and SC LEO Co-Invest Holdings, Limited, a Delaware limited partnership (collectively, the “Searchlight Parties”). All terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.
1.    Assignment and Assumption. Effective as of the Effective Date, the Transferor hereby assigns, transfers and conveys to Permitted Transferee all rights, benefits, liabilities and obligations applicable to the Searchlight Parties under the Registration Rights Agreement as to the number of Registrable Securities indicated beneath the signature of Permitted Transferee below, and Permitted Transferee hereby accepts and assumes such rights, benefits, liabilities and obligations and agrees to be bound thereby and to perform such obligations as if Permitted Transferee had originally executed and delivered the Registration Rights Agreement.
2.    No Greater Rights. If Transferor is selling or transferring to Permitted Transferee less than all of the Searchlight Parties’ Registrable Securities, Permitted Transferee acknowledges and agrees that the Searchlight Parties and all Permitted Transferees shall have no greater rights collectively than the Searchlight Parties had individually pursuant to the Registration Rights Agreement prior to the execution and delivery of this Agreement.
3.    Third Party Beneficiary. The Company is an express third-party beneficiary of this Agreement.

[Signature Page Follows]

Dated:

TRANSFEROR

By:
Name:
Title:

PERMITTED TRANSFEREE
Name:
Address:

By:
Name:
Title:

Number of Registrable Securities:

1